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                                  EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cohu, Inc. 1996 Outside Directors Stock Option Plan and the Cohu, Inc. 1997 Employee Stock Purchase Plan of our report dated February 3, 1997, with respect to the consolidated financial statements of Cohu, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP

                                       ERNST & YOUNG LLP

San Diego, California
May 21, 1997



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